Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors

Internet Brands, Inc.

El Segundo, California

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated July 20, 2007, except as to Note 19 as to which the date is November 12, 2007, relating to the consolidated financial statements of Internet Brands, Inc. included in its registration statement on Form S-1 (No. 333-144750), filed with the U.S. Securities and Exchange Commission.

/s/ BDO SEIDMAN, LLP

December 21, 2007

Los Angeles, California